UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers
On March 26, 2015, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) increased the number of directors from eleven to thirteen in accordance with Section 2.02(C) of Peoples' Code of Regulations, and elected Brooke W. James and S. Craig Beam to fill the vacancies created by the increase. Ms. James was elected as a director in the class whose terms expire at the 2017 Annual Meeting of Shareholders of Peoples. Mr. Beam was elected as a director in the class whose terms expire at the 2016 Annual Meeting of Shareholders of Peoples. Neither Ms. James nor Mr. Beam were appointed to any committees of the Board of Directors, although Peoples anticipates that each will serve on one or more committees at a later date.
At the March 26, 2015 meeting of the Board of Directors of Peoples Bank, National Association, the national bank subsidiary of Peoples (“Peoples Bank”), Ms. James and Mr. Beam were elected as members of the Peoples Bank Board.
In their capacity as non-employee directors of Peoples and Peoples Bank, Ms. James and Mr. Beam will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards and Board committees (if appointed to any committees).
Ms. James and Mr. Beam served as members of the Board of Directors of NB&T Financial Group, Inc. (“NBTF”) until NBTF was acquired by Peoples on March 6, 2015. Under the terms of the acquisition agreement, two NBTF directors selected by Peoples were to join Peoples’ Board of Directors. Ms. James is the Business Administrator for WMSALL Farms, her family’s farming operation, and was a member of the NBTF Board of Directors since 2005. Mr. Beam is an owner of Thorobeam Farm, LLC, a thoroughbred horse business, and a private investor since his retirement from the aggregate business in 1999. He had served on the NBTF Board of Directors since 1990. In their capacity as shareholders of NBTF, Ms. James and Mr. Beam received consideration for their respective shares of NBTF on the same terms as all other shareholders of NBTF.
Peoples has determined that neither Ms. James nor Mr. Beam, nor any of their immediate family members has had (or proposes to have) a direct or indirect transaction in which Peoples or any of Peoples' subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K.
A copy of the press release announcing the election of Ms. James and Mr. Beam to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01    Other Events
On March 27, 2015, Peoples announced that it intends to release first quarter 2015 earnings before the market opens on Thursday, April 30, 2015, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Saving Time on the dame date.
A copy of the press release announcing the event is being furnished as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	March 27, 2015	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on March 27, 2015